Salona Global Issues Stock Options to CFO

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SAN DIEGO, August 29, 2022 (GLOBE NEWSWIRE) -- Salona Global Medical Device Corporation ("Salona Global," "SGMD," or the "Company") (TSXV:SGMD), announces the issuance to Dennis Nelson, its Chief Financial Officer of options to acquire an aggregate of 200,000  Common Shares of the Company at an exercise price of $0.69 per share (the "Options").  The Options have been issued under the Company's 2021 Amended and Restated Stock Option Plan, and they are subject to the terms thereof and are exercisable as follows:  Options to acquire 66,666 Common Shares are exercisable, at any time and from time to time, commencing on each of the first, second, and third anniversary of the date of issuance through August 29, 2027.  The Options and underlying Common Shares will be subject to a TSX Venture Exchange four month hold period.

For more information please contact:

Luke Faulstick
Chief Executive Officer
Tel: 1 (800) 760-6826
Email: Info@Salonaglobal.com

Additional Information

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Unless otherwise specified, all dollar amounts in this press release are expressed in Canadian dollars.